Exhibit 21.01

LOEWS CORPORATION

Subsidiaries of the Registrant

December 31, 2018

Name of Subsidiary	Organized Under Laws of		Business Names
CNA Financial Corporation	Delaware	)
American Casualty Company of Reading, Pennsylvania	Pennsylvania	)
CNA Europe Holdings Limited	United Kingdom	)
CNA Insurance Company (Europe) S.A.	Luxembourg	)
CNA Insurance Company Limited	United Kingdom	)
CNA National Warranty Corporation	Arizona	)
Columbia Casualty Company	Illinois	)
Continental Casualty Company	Illinois	)
Continental Reinsurance Corporation International, Ltd	Bermuda	)
Hardy Underwriting Labuan Limited	Malaysia	)	CNA Financial
Hardy Underwriting Limited	United Kingdom	)
National Fire Insurance Company of Hartford	Illinois	)
North Rock Insurance Company Limited	Bermuda	)
Surety Bonding Company of America	South Dakota	)
The Continental Corporation	New York	)
The Continental Insurance Company	Pennsylvania	)
The Continental Insurance Company of New Jersey	New Jersey	)
Transportation Insurance Company	Illinois	)
Universal Surety of America	South Dakota	)
Valley Forge Insurance Company	Pennsylvania	)
Western Surety Company	South Dakota	)

Boardwalk Pipeline Partners, LP	Delaware	)
Boardwalk Acquisition Company LLC	Delaware	)
Boardwalk Midstream, LLC	Delaware	)
Boardwalk Pipelines, LP	Delaware	)	Boardwalk Pipeline
Gulf Crossing Pipeline Company LLC	Delaware	)
Gulf South Pipeline Company, LP	Delaware	)
Texas Gas Transmission, LLC	Delaware	)

Diamond Offshore Drilling, Inc.	Delaware	)
Diamond Foreign Asset Company	Cayman Islands	)
Diamond Offshore Drilling Limited	Cayman Islands	)
Diamond Offshore Finance Company	Delaware	)	Diamond Offshore
Diamond Offshore International Limited	Cayman Islands	)
Diamond Offshore Limited	United Kingdom	)
Diamond Offshore Services Company	Delaware	)

Loews Hotels Holding Corporation	Delaware	)	Loews Hotels & Co
Consolidated Container Company LLC	Delaware	)	Consolidated Container
Company

The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X, have been omitted.